Exhibit E

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Stelios Haji-Ioannou, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for herself and on her behalf and in her true name, place and stead, in any and all capacities, and to make, execute, acknowledge, deliver, file and record from time to time any and all statements on Schedule 13D (including any and all exhibits thereto) and any amendments thereof and such other documents and instruments as may be required under or be necessary or appropriate to comply with, the federal securities laws, granting unto said attorney-in-fact and agent all power and authority to do and perform each and every act and thing requisite and necessary to be done, in order to effectuate the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 15th day of November, 2004.

/s/ Geraldine Motillon
Geraldine Motillon